COMMON STOCK SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for ______________ shares of common stock (the “Shares”) of Itec Environmental Group, Inc., a Delaware corporation (the “Company”).

The undersigned is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance on exemptions from such registration. The undersigned understands that reliance by the Company on such exemptions is predicated in part upon the truth and accuracy of the statements made by the undersigned in this Common Stock Subscription Agreement.

The undersigned hereby represents and warrants that the undersigned:

(i)  either alone or with the assistance of the undersigned’s professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the undersigned’s purchase of the Shares;

(ii)  has sufficient financial resources to be able to bear the risk of the undersigned’s investment in the Shares;

(iii)  has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Company for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the undersigned’s investment in the Shares; and

(iv)  is an accredited investor as that term is defined in the Securities Act.

The undersigned hereby represents and warrants that the undersigned is purchasing the Shares for the undersigned’s own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Shares. No one other than the undersigned has any beneficial interest in the Shares, except as provided by applicable community property laws.

The undersigned understands that because the Shares have not been registered under the Securities Act, (i) the Shares have the status of securities acquired in a transaction under Section 4(2) of the Securities Act; and (ii) the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

The undersigned agrees that the undersigned will in no event sell or distribute all or any part of the Shares unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares, or (ii) the Company receives an opinion of the undersigned’s legal counsel, in form acceptable to the Company, stating that such transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

The Company hereby agrees that if the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least thirty (30) business days prior to the filing of each such registration statement to the undersigned of its intention to do so. If the undersigned notifies the Company within twenty (20) business days after receipt of any such notice of its desire to include any of the Shares in such proposed registration statement, the Company shall afford the undersigned the opportunity to have any such amount of the Shares registered under such registration statement; provided, further, that common stock underlying the Agent’s Warrant (as that term is defined in the BMCI Agreement) shall have the same registrations rights as the Shares pursuant to this Common Stock Subscription Agreement.

The undersigned consents to (i) the placing of the legend set forth below on the certificate representing the Shares stating that the Shares have not been registered and setting for the restriction on transfer contemplated hereby and (ii) the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares.

The following legend shall be placed on certificates representing the Shares:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER’S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

I HAVE CAREFULLY READ THE FOREGOING AND UNDERSTAND THAT IT RELATES TO RESTRICTIONS UPON MY ABILITY TO OFFER FOR SALE, SELL AND/OR TRANSFER THE SHARES.

Dated: June ___, 2005

BREAN MURRAY & CO., INC.

By:
Its:

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ACCEPTANCE

The foregoing Common Stock Subscription Agreement and the consideration reflected therein are hereby accepted.

Dated: June ___, 2005

ITEC ENVIRONMENTAL GROUP, INC.,
a Delaware corporation

By:
Its:

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